Exhibit 10

FIFTH AMENDMENT TO
CABELA’S INCORPORATED
1997 STOCK OPTION PLAN

THIS FIFTH AMENDMENT of Cabela's Incorporated 1997 Stock Option Plan is made and entered into effective the 16th day of May, 2007.

WITNESSETH:

WHEREAS, the Cabela's Incorporated 1997 Stock Option Plan was approved and adopted by the shareholders of Cabela's Incorporated, a Nebraska corporation, on January 24, 1997, as amended by that certain First Amendment to Cabela's Incorporated 1997 Stock Option Plan dated July 13, 2000, as amended by that Second Amendment to Cabela's Incorporated 1997 Stock Option Plan dated July 27, 2001, as amended by that Third Amendment to the Cabela’s Incorporated 1997 Stock Option Plan dated September 2, 2003, and as amended by that certain Fourth Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated September 23, 2003 (collectively, the “Plan”);

WHEREAS, Cabela’s Incorporated, a Delaware corporation (the “Company”), assumed the Plan as part of the Company’s January 2004 reincorporation as a Delaware corporation;

WHEREAS, Section 11(a) of the Plan allows the directors of the Company to make certain amendments and revisions to the Plan;

WHEREAS, the directors have approved an amendment to the Plan to allow Plan Participants to make certain estate planning and similar transfers of Plan Awards;

WHEREAS, the directors have approved an amendment to the Plan to allow Plan Participants to make beneficiary designations; and

WHEREAS, in furtherance of the foregoing, the Company desires to adopt this Fifth Amendment.

NOW, THEREFORE, in consideration of the foregoing premises the Plan is hereby amended as follows:

1.      Section 13(e) of the Plan is hereby deleted in its entirety and replaced with the following:

(e)           Nontransferability of Awards.    No Award shall be assignable or transferable except by beneficiary designation, will or the laws of descent and distribution; provided, that the Committee may permit, on such terms and conditions as it shall establish in its sole discretion, a Participant to transfer an Award (other than an Incentive Stock Option) for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (individually, a "Permitted Transferee"). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the Plan and the agreement or agreements between the Participant and the Company.

2.      A new subsection (l) is hereby added to the end of Section 13 of the Plan as follows:

(l)           Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. The spouse of a married Participant who is domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  In the absence of any beneficiary designation, or if all designated beneficiaries of a Participant predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.

3.      Except as modified herein, the Plan remains in full force and effect as written.

IN WITNESS WHEREOF, the undersigned has entered into this Fifth Amendment as of the date above written.

CABELA’S INCORPORATED

By:	/s/ Dennis Highby
Dennis Highby, President and CEO

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